Exhibit 4.2

FORM OF REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of [            ], 20[    ] by and among (i) J. Alexander’s Holdings, Inc., a Tennessee corporation (including any successor, the “Company”), (ii)(A) each Person that is a holder of Units (as defined below) as of the date of this Agreement (other than any wholly-owned subsidiary of the Company) and (B) each other Person that from time to time becomes a holder of Units after the date of this Agreement, signs a Joinder (as defined below) and becomes a party to this Agreement as “Unitholder” in accordance with the terms of this Agreement (each such Person in this clause (ii), a “Unitholder” and, collectively, the “Unitholders”) and (C) each other Person that from time to time becomes a holder of Class A Common Stock (as defined below) as a result of a Transfer by a Holder after the date of this Agreement, signs a Joinder and becomes a party to this Agreement as a “Holder” in accordance with the terms of this Agreement (in the case of clauses (B) and (C), other than the Company and any wholly-owned subsidiary of the Company). Certain capitalized terms are defined in Section 1.

RECITALS

WHEREAS, the parties hereto wish to set forth certain rights and obligations with respect to the registration of shares of the Class A Common Stock under the Securities Act.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained, it is agreed as follows:

Section 1. Definitions. Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:

“Adverse Disclosure” shall mean the public disclosure of material non-public information that, in the Company’s Board of Director’s good faith judgment, after consultation with independent outside counsel to the Company: (i) would be required to be made in any registration statement or report filed with the Commission by the Company so that such registration statement or report would not be materially misleading; (ii) would not be required to be made at such time but for the filing of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” means, with respect to any Person, any other Person Controlling, Controlled by or under common Control with such particular Person.

“Agreement” shall have the meaning set forth in the Preamble.

“Beneficial Ownership” shall mean, with respect to a specified Person, the ownership of securities as determined in accordance with Rule 13d-3 of the Exchange Act, as such Rule is in effect from time to time. “Beneficially Own” shall have the correlative meaning.

“Block Trade” shall have the meaning set forth in Section 4(d).

“Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York.

“Class A Common Stock” shall mean the shares of Class A Common Stock, $0.001 par value per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering or reverse stock split made, declared or effected with respect to such Class A Common Stock.

“Class A/B Common Stock” shall mean the shares of Class A Common Stock and Class B Common Stock, collectively.

“Class B Common Stock” shall mean the shares of Class B Common Stock, $0.001 par value per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering or reverse stock split made, declared or effected with respect to such Class B Common Stock.

“Commission” shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

“Company” shall have the meaning assigned to such term in the Preamble.

“Control” (including, with correlative meaning, all conjunctions thereof) means, with respect to any Person, the ability of another Person to control or direct the actions or policies of such first Person, whether by ownership of voting securities, by contract or otherwise.

“Demand Registration” shall have the meaning assigned to such term in Section 2(a)(i) hereof.

“Demand Registration Request” shall have the meaning assigned to such term in Section 2(a)(i) hereof.

“Demanding Securityholders” shall have the meaning assigned to such term in Section 2(c)(i).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“FNFV” shall mean Fidelity National Financial Ventures, LLC.

“Holder” shall mean any Person that, as of the date of this Agreement, is or, after the date of this Agreement (by executing and delivering a Joinder hereto in accordance with Section 11(e)), becomes a party to this Agreement (other than the Company and any of its wholly-owned subsidiaries) that holds Registrable Securities.

“Inspectors” shall have the meaning assigned to such term in Section 3(a)(xi) hereof.

“Investor Shareholders” shall mean FNFV, Newport and each of their respective Permitted Assignees, in each case, to the extent such Person Beneficially Owns Registrable Securities and becomes a party to this Agreement pursuant to a Joinder.

“Joinder” shall mean a joinder agreement in the form of Exhibit A.

“LLC Agreement” shall mean that certain Amended and Restated Limited Liability Company Agreement of the Operating Company, dated as of [            ], 2014, by and among the Operating Company, FNFV, Newport and the other Persons that may from time to time become parties thereto.

“Newport” shall mean Newport Global Opportunities Fund AIV-A LP.

“Non-Underwritten Shelf Take-Down” shall have the meaning assigned to such term in Section 2(b)(vii).

“Operating Company” shall mean J. Alexander’s Holdings, LLC, a limited liability company organized under the laws of the state of Delaware, and any successor thereto.

“Other Securities” shall have the meaning assigned to such term in the definition of Registrable Securities.

“Other Shareholders” shall mean the Holders other than Investor Shareholders.

“Permitted Assignee” shall mean (i) with respect to any Unitholder who is a natural person, a member of such Unitholder’s immediate family, which shall include such Unitholder’s spouse, children or grandchildren, or a trust, corporation, partnership or limited liability company all of the beneficial interests of which shall be held by such Unitholder or one or more members of such Unitholder’s immediate family, and shall include such Unitholder’s heirs, successors, administrators and executors; (ii) with respect to any Unitholder that is an entity, (A) any Affiliate of such Unitholder (provided that such assignee shall cease to be a Holder for all purposes hereunder if such assignee ceases to be an Affiliate of such Unitholder at any time following a Transfer of Units to such Person), and (B) any of such Unitholder’s shareholders, members, partners or other equityholders to which such Unitholder Transfers all of such Unitholder’s Registrable Securities.

“Person” shall mean an individual, a corporation, an association, a joint venture, a partnership, a limited liability company, an estate, a trust, an unincorporated organization and any other entity or organization, governmental or otherwise.

“Public Offering” shall mean a public offering and sale of Class A Common Stock pursuant to an effective registration statement under the Securities Act.

“Records” shall have the meaning assigned to such term in Section 3(a)(xi) hereof.

“Registrable Securities” shall mean the Class A Common Stock, including any Class A Common Stock issuable or issued upon conversion or exchange of other securities of the Company or any of its wholly-owned subsidiaries (including, for the avoidance of doubt, any Class A Common Stock issuable upon exchange of Units and the corresponding Class B Common Stock), Beneficially Owned by any party to this Agreement (other than the Company and any of its wholly-owned subsidiaries) as of the date hereof or at any time in the future; and, if as a result of any reclassification, stock dividends or stock splits or in connection with a combination of Class A Common Stock, recapitalization, merger, consolidation, sale of all or substantially all of the assets of the Company or other reorganization or other transaction or event, any capital stock, evidence of indebtedness, warrants, options, rights or other securities (collectively “Other Securities”) are issued or transferred to any such party in respect of Registrable Securities held by such party, then references herein to Registrable Securities shall be deemed to include such Other Securities; provided, however, that a Registrable Security will cease to be a Registrable Security if (a) a registration statement covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been sold or disposed of pursuant to Rule 144 (or any successor rule) under the Securities Act; (c) such Registrable Security has been sold or otherwise disposed of by a Holder, the Company has delivered a new certificate or other evidence of ownership for such Registrable Security not bearing any restrictive legend and such Registrable Security may be resold without limitation or subsequent registration under the Securities Act (d) such Registrable Security has been transferred to a Person who is not (and does not become as a result of such transfer) a Holder, or at any time thereafter ceases to be a Holder; (e) such Registrable Security is held by the Company or any of its wholly-owned subsidiaries; or (f) such Registrable Security ceases to be outstanding.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Seller Affiliates” shall have the meaning assigned to such term in Section 6(a) hereof.

“Shelf Requesting Holder” shall have the meaning assigned to such term in Section 2(b)(i) hereof.

“Shelf Registration” shall have the meaning assigned to such term in Section 2(b)(i) hereof.

“Shelf Registration Request” shall have the meaning assigned to such term in Section 2(b)(i) hereof.

“Shelf Suspension” shall have the meaning assigned to such term in Section 2(b)(vii) hereof.

“Take-down Transaction” shall have the meaning assigned to such term in Section 2(b)(v) hereof.

“Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any security, the gift, sale, assignment, transfer, pledge, hypothecation or other disposition (whether for or without consideration, whether directly or indirectly, and whether voluntary, involuntary or by operation of law) of such security or any interest therein.

“Underwritten Offering” shall mean a registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Units” shall have the meaning assigned to such term in the LLC Agreement.

“Unitholder” shall have the meaning assigned to such term in the Preamble.

Section 2. Required Registration.

(a) Demand Registrations.

(i) At any time following at least one hundred eighty (180) days after the effectiveness of the registration statement on Form S-1 for the initial Public Offering, an Investor Shareholder may deliver a written request to the Company (each, a “Demand Registration Request”) that the Company effect a registration under the Securities Act covering all or part of such Registrable Securities as are specified in such Demand Registration Request and specifying the intended method or methods of disposition thereof (a “Demand Registration”); provided, that, in each case, the anticipated aggregate offering price, net of underwriting discounts and commissions, exceeds $30,000,000 and not more than three Demand Registrations on a long-form registration statement (such as Form S-1 and successor forms) in total by all Investor Shareholders may be effected pursuant to this Section 2(a)(i). Notwithstanding anything herein to the contrary, unless the Demand Registration is withdrawn pursuant to Section 2(a)(iv), a registration will not count as one of such three Demand Registrations pursuant to this Section 2(a)(i) unless at least 75% of the Registrable Securities specified in the applicable Demand Registration Request have been sold in connection with such request.

(ii) Upon the Company’s receipt of a Demand Registration Request, the Company shall promptly (but in any event within five (5) Business Days) notify in writing all Holders, other than the initiating Investor Shareholder, of receipt of such Demand Registration Request and the intended method or methods of disposition of Registrable Securities pursuant to such Demand Registration. Each Holder, other than such initiating Investor Shareholder, may elect (by written notice sent to the Company within ten (10) Business Days after the date of the aforementioned notice from the Company) to have Registrable Securities included in such Demand Registration (on the same terms and pursuant to the same intended method or methods of disposition as are set forth in such Demand Registration Request) pursuant to this Section 2(a).

(iii) The Company, subject to Section 7, shall use its commercially reasonable efforts to file the form and other documents necessary to effect each Demand Registration with the Commission within sixty (60) days after the Company’s receipt of each Demand Registration Request, shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to Section 2(c)(i), and shall use its commercially reasonable efforts to effect the registration under the Securities Act of such Registrable Securities. The initiating Investor Shareholder and any other Holder that elects to have its Registrable Securities included in such Demand Registration agrees to furnish to the Company all information with respect to such Holder as is necessary to make any information previously furnished to the Company by such Holder not misleading.

(iv) Any Investor Shareholder and any other Holder that has requested its Registrable Securities included in such Demand Registration pursuant to this Section 2(a) may withdraw all or a portion of its Registrable Securities included in a Demand Registration from such Demand Registration at any time prior to the effectiveness of the Demand Registration. Upon receipt of a notice to such effect (A) from a Holder (or if there is more than one Holder, from all such Holders) with respect to all of the Registrable Securities included by such Holders in such Demand Registration; or (B) from one or more Holders with respect to Registrable Securities held by them that would cause the anticipated aggregate offering price, net of underwriting discounts and commissions, to fall to $30,000,000 or below, the Company shall cease all effort to secure effectiveness of the applicable Demand Registration. Any Demand Registration that is withdrawn pursuant to this Section 2(a)(iv) shall nonetheless be deemed to be one of the three Demand Registrations for purposes of Section 2(a).

(b) Shelf Registrations.

(i) Notwithstanding anything contained in Section 2 to the contrary, at such time as the Company shall have qualified for the use of Form S-3 promulgated under the Securities Act or any successor form thereto, any Holder (each, a “Shelf Requesting Holder” and, collectively, “Shelf Requesting Holders”) may deliver a written request to the Company (a “Shelf Registration Request”) that the Company file a Shelf Registration Statement covering such Registrable Securities on Form S-3 or its successor form (a “Shelf Registration”); provided, that the anticipated aggregate offering price, net of underwriting discounts and commissions, exceeds $7,500,000. Such request or requests shall specify the number of Class A Common Stock intended to be sold or disposed of and the holders thereof. A requested registration on Form S-3 (or its successor form) in compliance with this Section 2(b) shall not be counted as a Demand Registration for purposes of the proviso in Section 2(a)(i). The Shelf Registration shall be in a form permitting registration of such Registrable Securities for resale by the Shelf Requesting Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings, subject to Section 4 (including, but not limited to Block Trades), agented transactions, sales directly into the market, purchases or sales by brokers, distributions to shareholders, partners or members of such Shelf Requesting Holders, Non-Underwritten Shelf Take-Downs and other sales not involving a public offering).

(ii) Upon receipt of a Shelf Registration Request, the Company shall promptly (but in any event within five (5) Business Days) notify in writing all Holders, other than such Shelf Requesting Holders, of receipt of the Shelf Registration Request. Each Holder, other than such Shelf Requesting Holders, may elect (by written notice sent to the Company within five (5) Business Days after the date of the aforementioned Company notice) to have Registrable Securities included in the Shelf Registration pursuant to this Section 2(b).

(iii) The Company, subject to Section 7, shall use its commercially reasonable efforts to file the form and other documents necessary to file the Shelf Registration with the Commission within thirty (30) days after the Company’s receipt of a Shelf Registration Request and use its commercially reasonable efforts to cause the same to be declared effective by the Commission as promptly as practicable after such filing. Each Shelf Requesting Holder and any other Holder that elects to have its Registrable Securities included in such Shelf Registration agrees to furnish to the Company all information with respect to such Holder necessary to make any information previously furnished to the Company by such Holder not misleading.

(iv) The Company agrees to use commercially reasonable efforts to keep each Shelf Registration Statement continuously effective until the earliest to occur of (i) the date specified by the Shelf Requesting Holder, if any, (ii) the day after the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to such Shelf Registration Statement, and (iii) the first date on which there shall cease to be any Registrable Securities covered by such Shelf Registration Statement. The Company further agrees, if necessary, to promptly supplement or amend each Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registrations, and the Company agrees to furnish to the Shelf Requesting Holders and any other Holder that elects to have its Registrable Securities included in any such Shelf Registration copies of any such supplement or amendment promptly after its being used or filed with the Commission.

(v) If at any time following the effectiveness of any Shelf Registration Statement, any of the Holders desire to sell Registrable Securities pursuant thereto in an underwritten offering, such Holder(s) shall notify the Company of such intent, including the intended method or methods of disposition thereof (including, without limitation, one or more underwritten offerings, subject to Section 4 (including, but not limited to Block Trades) and the identity of any underwriter selected by the Holder (which underwriter shall be reasonably acceptable to the Company) at least ten (10) Business Days prior to any such sale

(any such proposed transaction, a “Take-down Transaction”), and the Company thereupon shall, subject to Section 7, prepare and file within such ten (10) Business Days a prospectus supplement or post-effective amendment to the Shelf Registration Statement, as necessary, to permit the consummation of such Take-down Transaction.

(vi) Upon receipt of notice from such Holder(s) regarding a Take-down Transaction as provided in Section 2(b)(v), the Company shall promptly deliver notice to any other Holders of Registrable Securities whose Registrable Securities have been included in such Shelf Registration Statement and shall permit such Holders to participate in such Take-down Transaction (subject to Section 2(d)), it being understood, for the avoidance of doubt, that no Person other than the Holders shall have the right to initiate (but such Persons other than the Holders may participate in) a Take-down Transaction pursuant to this Agreement. Notwithstanding the foregoing, the Company shall not include securities of the Company for its own account or for the account of other Persons which are not Holders of Registrable Securities in a proposed underwritten offering of Registrable Securities pursuant to this Agreement without the prior written consent of the Holder of a majority of Registrable Securities included in such offering.

(vii) If a Holder desires to effect a Take-down Transaction that does not constitute an underwritten offering (a “Non-Underwritten Shelf Take-Down”), including without limitation, agented transactions, sales directly into the market, purchases or sales by brokers, distributions to shareholders, partners or members of such Shelf Requesting Holders and other sales not involving a public offering, such Holder shall so indicate in a written request delivered to the Company no later than three (3) Business Days prior to the expected date of such Non-Underwritten Shelf Take-Down, which request shall include (1) the total number of Registrable Securities expected to be offered and sold in such Non-Underwritten Shelf Take-Down, (2) the expected plan of distribution of such Non-Underwritten Shelf Take-Down and (3) the action or actions required (including the timing of such Non-Underwritten Shelf Take-Down) in connection with such Non-Underwritten Shelf Take-Down (including the delivery of one or more stock certificates representing shares of Registrable Securities to be sold in such Non-Underwritten Shelf Take-Down, if applicable) and the Company shall (1) file and use its commercially reasonable best efforts to effect an amendment or supplement to its Shelf Registration for such purpose as soon as practicable and (2) enter into and perform its obligations under documents or certificates customary in similar offerings, including, without limitation, placement agent agreement with applicable brokers.

(c) Piggyback Registrations.

(i) If the Company at any time proposes or is required to file on the Company’s behalf and/or on behalf of any of its security holders other than the Holders (the “Demanding Securityholders”) a registration statement under the

Securities Act on any form (including a Shelf Registration Statement, but other than a registration statement on Form S-4 or S-8, or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or in connection with an exchange offer, or to employees of the Company pursuant to any employee benefit plan, respectively) for the general registration of securities solely for cash, the Company shall give written notice to all Holders at least ten (10) Business Days before the proposed date of filing with the Commission of such registration statement, which notice shall set forth the intended method of disposition of the securities proposed to be registered by the Company. The notice shall offer to include in such registration the aggregate number of shares of Registrable Securities as the Holders may request.

(ii) Each Holder desiring to have Registrable Securities registered under this Section 2(c) shall advise the Company in writing within five (5) Business Days after the date of such offer from the Company, setting forth the amount of such Registrable Securities for which registration is requested. The Company, subject to Section 7(c), shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to Section 2(d)(ii), and shall use its commercially reasonable efforts to effect registration under the Securities Act of such Registrable Securities. Any Holder that elects to have its Registrable Securities included in such registration agrees to furnish to the Company all information with respect to such Holder as is necessary to make any information previously furnished to the Company by such Holder not misleading.

(iii) The Company shall use its commercially reasonable efforts to maintain the effectiveness of the registration statement for a Piggyback Registration for a period of at least one hundred eighty (180) days after the effective date thereof or such shorter period in which all Registrable Securities included in such registration statement have actually been sold.

(d) Underwriting Cutbacks.

(i) If the managing underwriter of a Demand Registration pursuant to Section 2(a) or a Take-Down Transaction pursuant to Section 2(b)(v), if any, shall advise the Company in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its opinion, the number of the Registrable Securities requested to be included in such Demand Registration or Take-Down Transaction would materially and adversely affect the price per share of such Registrable Securities, then the Company shall allocate the Registrable Securities to be included in such Demand Registration or Take-Down Transaction as follows: (i) first, to the Investor Shareholders electing to have their Registrable Securities included, pro rata based on their Beneficial Ownership of Class A/B Common Stock; (ii) second, to any Holders and any other shareholders electing to have their Class A Common Stock included, pro rata based on their Beneficial Ownership of Class A/B Common Stock; and (iii) third, to the Company with respect to Class A Common Stock to be included for its own account.

(ii) If the managing underwriter of a Piggyback Registration pursuant to Section 2(c) shall advise the Company in writing (with a copy to each Person requesting registration of Registrable Securities) that, in its opinion, the number of the Registrable Securities requested to be included in such Piggyback Registration would materially and adversely affect the price per share of such Registrable Securities, then the Company shall allocate the Registrable Securities to be included in such Piggyback Registration as follows: (i) first, to the Company with respect to Class A Common Stock to be included for its own account; (ii) second, to the Investor Shareholders electing to have their Registrable Securities included, pro rata based on their Beneficial Ownership of Class A/B Common Stock; and (iii) third, to any Holders and any other shareholders electing to have their Class A Common Stock included, pro rata based on their Beneficial Ownership of Class A/B Common Stock.

Section 3. Registration Procedures.

(a) Whenever any Holder has requested that any Registrable Securities be registered pursuant to Section 2 hereof, the Company will use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will:

(i) prepare and, as soon as practicable, file with the Commission a registration statement on any appropriate form under the Securities Act with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as soon as reasonably practicable;

(ii) prepare and promptly file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective in accordance with the terms of this Agreement and comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holders thereof set forth in such registration statement; provided, however, that the Company may discontinue any registration of its securities that cease to be Registrable Securities;

(iii) prior to filing a registration statement or prospectus or any amendments or supplements thereto, furnish to such seller of Registrable Securities and, if applicable, the underwriters of the securities being registered, such number of copies of such registration statement, each amendment and supplement thereto, a summary prospectus or other prospectus (including each preliminary prospectus), any documents incorporated by reference therein, comment response letters to the Commission and such other documents as such seller or underwriter may reasonably request in order to facilitate the disposition of such securities by such seller or underwriter (provided that the Company shall not file any registration statement or any amendment or post-effective amendment or supplement to such registration statement or the prospectus used in connection therewith to which such seller or underwriter shall have reasonably objected on the grounds that such registration statement amendment, supplement or prospectus does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder (any such objection to include an explanation of the reasons therefor));

(iv) furnish to each seller of Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits and documents filed therewith) and such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities Beneficially Owned by such seller in accordance with the intended method or methods of disposition thereof (it being understood that, subject to Section 3(c) and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each seller and underwriter in connection with the offering and sale of Registrable Securities covered by the applicable registration statement of which such prospectus, amendment or supplement is a part);

(v) use its commercially reasonable efforts to (1) register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as the managing underwriter shall request (or, in the event the registration statement does not relate to an underwritten offering, as each seller of Registrable Securities shall request), (2) keep each such registration or qualification (or exemption therefrom) effective during the period in which the registration statement is required to be kept effective, and (3) do any and all such other acts and things as may be reasonably necessary or advisable to enable such seller or underwriter to consummate the disposition of the Registrable Securities in such jurisdictions in accordance with the intended method or methods of disposition thereof (provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified, to subject itself to taxation in such jurisdiction or to file any general consent to service or process);

(vi) use its commercially reasonable efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies (including any filings as may be required to be made with FINRA) as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof;

(vii) promptly notify each seller of Registrable Securities and underwriter and, if requested by any such Person, confirm such notice in writing (1) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (2) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation of any proceedings for that purpose, (3) any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information; and (4) of the happening of any event which requires the making of any changes in such registration statement or prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and in the case of this clause (4) the time period during which such registration statement is required to remain effective shall be extended for the time period during which such prospectus is so suspended;

(viii) at the request of any Holder requesting registration of Registrable Securities, (1) furnish on the date of the final prospectus or prospectus supplement (and, if such registration includes an underwritten public offering the date that such shares of Registrable Securities are delivered to the underwriters for sale pursuant to such registration) or (2) if such Registrable Securities are not being sold through underwriters, use commercially reasonable efforts to obtain and, if obtained, furnish on the date that the registration statement with respect to such shares of Registrable Securities becomes effective, (A) an opinion, dated such date(s), of the independent counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and if such Registrable Securities are not being sold through underwriters, then to the Holders making such request, in customary form and covering matters of the type customarily covered in such legal opinions; and (B) a comfort letter dated such date(s), from the independent certified public accountants of the Company, addressed to, in the case of clause (1), the underwriters (and use commercially reasonable efforts to also furnish such comfort letter to any Holders participating in such offering) and (2) if such Registrable Securities are not being sold through underwriters, then to the Holders making such request and, if such accountants refuse to deliver such letter to such Holders, then to the Company, in a customary form and covering matters of the type customarily covered by such comfort letters and as the underwriters or such Holders shall reasonably request. Such opinion of counsel shall additionally cover such other legal matters with respect to the registration in respect of which such opinion is being given as such Holders or the managing underwriter may reasonably request. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than 5 Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Holders of a majority of the Registrable Securities being so registered or the managing underwriter may reasonably request;

(ix) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities, including, without limitation, preparing for, and participating in, such number of “road shows” and all such other customary selling efforts as the underwriters reasonably request in order to facilitate such disposition;

(x) cooperate with the sellers of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers of Registrable Securities may request and keep available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

(xi) promptly make available upon reasonable notice for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to meet in person with the Inspectors if so requested and to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subclause (xi) if (1) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (2) if either (A) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (1) or (2) such seller of Registrable Securities requesting such information agrees to enter into a confidentiality agreement in customary form and subject to customary exceptions and reasonably acceptable to the Company; and provided, further, that each seller of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its sole expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(xii) advise each seller of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(xiii) use its commercially reasonable efforts (A) to cause such Registrable Securities to be listed on any securities exchange or included for quotation in a recognized trading market on which the Class A Common Stock is then listed or quoted and (B) to provide an independent transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and to instruct such transfer agent (1) to release, on such effective date, any stop transfer order with respect to the certificates with respect to the Registrable Securities being sold and (2) to furnish certificates without restrictive legends representing ownership of the shares being sold, in such denominations requested by the sellers of the Registrable Securities or any managing underwriter; and

(xiv) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to the Holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the registration statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

(b) It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the securities which are to be registered at the request of any Holder that such Holder shall furnish to the Company such information regarding the securities held by such Holder and the intended method of disposition thereof as the Company shall reasonably request in writing (provided that such information is reasonably necessary for the Company to comply with the provisions of this Agreement and consummate such registration and shall be used only in connection with such registration) or as shall be required by law in connection with the action taken by the Company.

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (3) or (4) of Section 3(a)(vii), such Holder shall immediately discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(vii).

(d) The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any Holder of Registrable Securities, or otherwise identifies any Holder of Registrable Securities as the Holder of any Registrable Securities, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless such disclosure is required by law, in which case the Company will provide to the extent practicable written notice to such Holder no less than five days prior to such amendment of or supplement to the prospectus.

Section 4. Underwritten Offerings.

(a) Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by an Investor Shareholder or a Shelf Requesting Holder pursuant to a registration under Section 2(a) or Section 2(b), as applicable, then the Company shall enter into an underwriting agreement with such underwriters for such offering and the Investor Shareholders making such Demand Request or the Shelf Requesting Holder, as applicable (which agreement shall be reasonably satisfactory in substance and form to the Company and shall contain such representations and warranties and indemnities by the Company and such other terms as are generally prevailing in agreements of that type). The Investor Shareholders or Shelf Requesting Holder, as applicable, shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. Any Holder participating in such Underwritten Offering shall become a party to such underwriting agreement.

(b) Piggyback Registrations. If the Company proposes to register shares of Class A Common Stock as contemplated by Section 2(c), and such shares are to be distributed in an Underwritten Offering, then the Company shall, if requested by any Holder pursuant to Section 2(c) and subject to the provisions of Section 2(d)(ii), use commercially reasonable efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such registration all of the Registrable Securities to be offered and sold by such Holder among such shares of the Company to be distributed by such underwriters in such registration. Any Holder participating in such Underwritten Offering shall become a party to the underwriting agreement between the Company and such underwriters.

(c) no Holder shall be required to make any representations or warranties, or provide any indemnity, in connection with any such Underwritten Offering other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such Person’s intended method of distribution; provided, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities; and provided, further, that such liability will be limited to the net amount received by such Person (after deducting underwriting commissions) from the sale of such Registrable Securities pursuant to such registration.

(d) Block Trades. Notwithstanding anything contained herein, in the event of an Underwritten Offering not involving any “road show” which is commonly known as a “block trade (a “Block Trade”), the requesting Holder shall identify the potential underwriter(s) in such notice with contact information for such underwriter(s) and the Company shall cooperate with such requesting Holder or Holders to the extent it is reasonably able and shall not be required to give notice thereof to other Holders of Registrable Securities or permit their participation therein unless reasonably practicable. Any Block Trade will be for at least $7.5 million in expected gross proceeds. The Company shall not be required to effectuate more than one Block Trade in any 180 day period.

Section 5. Expenses. All expenses incurred in complying with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with any stock exchange or the Financial Industry Regulatory Authority), printing expenses, fees paid to accountants, fees and disbursements of counsel for the Company, the reasonable fees and expenses of one counsel for the selling Holders (selected by those selling Holders holding a majority of the shares being registered; except that the Company will not be responsible for the fees and expenses of such counsel incurred in connection with a Demand Registration if a Demand Registration is withdrawn pursuant to Section 2(a)(iv)), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 3(a)(v), shall be paid by the Company, except that each Holder shall pay its share (based on the number of Registrable Securities included in such offering) of all underwriting discounts and commissions and transfer taxes, if any, relating to Registrable Securities and the Company shall not be liable for any such fees, discounts, commissions, fees to underwriters’ counsel, disbursements or transfer taxes.

Section 6. Indemnification and Contribution.

(a) In the event of any registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless to the fullest extent permitted by law the Holder of such Registrable Securities, such Holder’s directors, officers, employees, advisors, agents, representatives, partners and members and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who Controls such Holder or such participating person within the meaning of the Securities Act, and any agent or investment advisor thereof (collectively, the “Seller Affiliates”), (i) against any and all losses, claims, damages, liabilities and expenses, joint or several (including, without limitation, attorneys’ fees and disbursements except as limited by Section 6(c)) (each a “Loss” and collectively “Losses”), to which such Holder or any such Seller Affiliate may become subject under the Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any registration statement, preliminary prospectus, final prospectus, or free writing prospectus (when taken together with the related prospectus) contained therein or used in connection with the offering of securities covered thereby, offering circular, notification, pricing disclosure or like document or any amendment or supplement to any of the foregoing (collectively, any “Offering Document”), or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) against any and all Losses, as incurred, to the extent of the aggregate amount paid in settlement of any litigation or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, and (iii) against any and all costs and expenses (including reasonable fees and disbursements of counsel) as may be reasonably incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon, arising out of, related to or resulting from any such untrue statement or omission or alleged untrue statement or omission, or such violation of the Securities Act or any other statute or at common law, to the extent that any such expense or cost is not paid under clause (i) or (ii) above; except insofar as any such statements or omissions are made in reliance upon and in conformity with information furnished in writing to the Company by such Holder or Seller Affiliate specifically for use in any Offering Document in accordance with the second sentence of Section 6(b). The reimbursements required by this Section 6(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or such Seller Affiliate, and shall survive the transfer of such securities by such Holder.

(b) In connection with any registration statement in which a Holder is participating, each such Holder will indemnify the Company and its directors and officers and each other Person, if any, who Controls the Company within the meaning of the Securities Act against any and all Losses to which the Company or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such Losses (or actions in respect thereof) resulting from (i) any untrue or alleged untrue statement of any material fact contained in any Offering Document, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue or alleged untrue statement or omission or alleged omission is contained (or omitted) in any information furnished in writing by such Holder or any of its Seller Affiliates specifically for inclusion thereunder; provided that the obligation to indemnify will be several and not joint, among such selling Holders, and, except as provided in Section 6(d) below, the liability of each such selling Holder will be in proportion to the net amount received by such selling Holder from the sale of Registrable Securities pursuant to such registration statement as compared to the total net amount received by all such selling Holders who are liable for indemnification payments or reimbursements hereunder in connection with such registration statement; provided, further, that such liability will be limited to the net cash amount received by such selling Holder from the sale of Registrable Securities pursuant to such registration statement; provided, however, that such selling Holder shall not be liable in any such case to the extent that prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, such selling Holder has furnished in writing to the Company information expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto which corrected or made not misleading the information previously furnished to the Company. The Company and each of the Holders (in its capacity as a shareholder and/or a controlling person) hereby acknowledge and agree that, unless otherwise expressly consented to in writing by such Holder, the only information furnished or to be furnished to the Company specifically for use in any Offering Document are statements specifically relating to (i) the Beneficial Ownership of shares of Class A Common Stock by such Holder and its Seller Affiliates, (ii) the name and address of such Holder and its Seller Affiliates and (iii) such other additional information about such Holder or the plan of distribution as may be required by law to be disclosed in any such document. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Offering Document.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the rights of such Person, except to the extent the indemnifying party is actually prejudiced thereby) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person, unless (A) the indemnifying party has agreed to pay such fees or expenses or (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. If such defense is not assumed by the indemnifying party as permitted hereunder, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim, unless (i) such settlement or compromise contains a full and unconditional release of the indemnified party or (ii) the indemnified party otherwise consents in writing, which consent shall not be unreasonably withheld or delayed. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels.

(d) If the indemnification provided for in this Section 6 from the indemnifying party is unavailable, or is insufficient, to hold harmless an indemnified party hereunder (other than by reason of the exception provided herein) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Notwithstanding the provisions of this Section 6(d), no Holder shall be required to contribute an amount greater than the dollar amount by which the net proceeds received by such selling Holder from the sale of Registrable Securities exceeds the amount of damages which such selling Holder has paid by reason of any liability for indemnification under Section 6(b).

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Section 7. Certain Limitations on Registration Rights. Notwithstanding the other provisions of this Agreement:

(a) the Company shall not be obligated to register the Registrable Securities of any Holder pursuant to Section 2(a) or 2(b) if the Company has had a registration statement, pursuant to Section 2(a) or 2(b) declared or become effective within six months prior to the date of a request pursuant to Section 2(a) or 2(b);

(b) the Company shall have the right to delay the filing or effectiveness of a registration statement (but not the preparation) required pursuant to Section 2(a) and 2(b) hereof or to suspend any Holder’s rights to make sales pursuant to any effective registration statement during one or more periods aggregating to not more than 90 days in any twelve-month period and the Holders agree to suspend such use of the applicable prospectus and attempts at any offer to sell or purchase, Registrable Securities in the event that the Company has furnished to any such Holder a written notice stating that (i) the Company would be required to make an Adverse Disclosure and (ii) in the good faith judgment of the Company’s board of directors, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with the prospectus, would materially and adversely affect the Company;

(c) in the case of any registration statement described in Section 2(c)(i) that is initiated by the Company as a primary offering on behalf of the Company, nothing contained herein shall prohibit the Company from determining, at any time, not to file a registration statement or, if filed, to withdraw such registration or terminate or abandon the offering related thereto; and

(d) in the case of any registration statement described in Section 2(b), the parties hereto acknowledge that the number of shares of Registrable Securities to be registered thereunder may be limited by the rules and regulations of the Commission, subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, and if so limited, the parties agree that the number of shares of Registrable Securities to be registered thereunder shall be reduced in accordance with the cutback provisions of Section 2(d)(ii).

Section 8. Selection of Managing Underwriters. If the offering of Registrable Securities pursuant to Section 2(a) or Section 2(b) shall be in the form of an underwritten offering, the managing underwriter or underwriters for any such offering shall be selected by the Holders of a majority of the Registrable Securities being so registered and shall be reasonably acceptable to the Company.

Section 9. Rules 144 and 144A and Regulation S. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144, Rule 144A or Regulation S under the Securities Act, as such rules or regulations may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 10. Interpretive Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement the following rules of interpretation apply:

(a) When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(b) Any reference in this Agreement to gender includes all genders, and words imparting the singular number also include the plural and vice versa.

(c) All references in this Agreement to any “Article,” or “Section,” are to the corresponding Article or Section of this Agreement.

(d) The words “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(e) The word “including” or any variation thereof means “including, but not limited to,” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

(f) Any references to an agreement or organizational document herein shall mean such agreement or organizational document, as may be amended, modified and/or supplemented (and/or as any provision thereunder may be waived) from time to time in accordance with its terms.

Section 11. Miscellaneous.

(a) No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Agreement. The Company has not previously entered into any agreement with respect to any of its securities granting any registration rights to any Person which is effective as of the date hereof.

(b) Remedies. Each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

(c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departure from the provisions hereof may not be given unless the Company has obtained the written consent of the Holders holding at the time, shares of Registrable Securities representing more than 50% of the then outstanding Registrable Securities; provided that if any such amendment, modification, supplement, waiver, consent or departure would adversely affect the rights, preferences or privileges of any Holder disproportionately with respect to the rights, preferences and privileges of the other Holders, such Holder’s consent in writing shall be required.

(d) Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, sent by registered or certified mail, return receipt requested, postage prepaid, by electronic mail, or by confirmed facsimile, addressed or delivered as follows:

(i) If to the Company, at

J. Alexander’s Holdings, Inc.

3401 West End Avenue, Suite 260

Nashville, Tennessee 37203

Facsimile: (615) 269-1999

E-mail: mparkey@JAlexanders.com

Attention: Chief Financial Officer

with a copy (which shall not constitute notice) to:

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

Facsimile: (615) 742-2775

E-mail: MWalker@bassberry.com

Attention: F. Mitchell Walker, Jr.

(ii) If to FNFV, at

Fidelity National Financial Ventures, LLC

601 Riverside Avenue

Jacksonville, Florida 32204

Facsimile: (904) 633-3055

E-mail: MGravelle@fnf.com

Attention: Corporate Secretary

(iii) If to Newport, at

Newport Global Opportunities Fund AIV-A LP

21 Waterway Avenue

Suite 150

The Woodlands, TX 77380

Facsimile: (713) 559-7499

E-mail: rmay@ngalp.com

Attention: Chief Financial Officer

(iv) If to any Other Holder, at its last known address appearing on the books of the Company maintained for such purpose.

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, on the date received, if delivered by electronic mail or facsimiled and confirmed by facsimile receipt, or three Business Days after the same shall have been deposited in the United States mail.

(e) Successors, Assignees and Transferees. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, each of the parties hereto and their respective successors and permitted assigns. If (i) any Permitted Assignee shall acquire Units from any Unitholder in compliance with the terms of the LLC Agreement or (ii) any Person shall acquire Registrable Securities from any Holder in any manner, whether by operation of law or otherwise, such transferring Unitholder or Holder, as the case may be, shall promptly notify the Company and, except to the extent limited by such Unitholder transferring such Units or such Holder transferring such Registrable Securities, as the case may be, such Units or Registrable Securities acquired from such Unitholder or Holder, respectively, shall be subject to all of the terms of this Agreement, and any transferee thereof shall execute and deliver to the Company a Joinder, whereupon such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by and to perform, all of the terms and provisions of this Agreement that are applicable to the Unitholder transferring such Units or the Holder transferring such Registrable Securities, as the case may be. Nothing in this Section 11(e) shall affect any restrictions on transfer contained in any other contract by and among the Company and any of the Holders, or by and among any of the Holders.

(f) Headings. The heading references herein and the table of contents hereof are for convenience of reference only and shall not be deemed to limit or affect any of the provisions hereof.

(g) Governing Law; Jurisdiction; Jury Waiver. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Tennessee without giving effect to the conflict of laws provisions thereof that would result in the application of the law of another jurisdiction. Each of the parties hereby submits to non-exclusive personal jurisdiction and waives any objection as to venue in any federal or state court located in the State of Tennessee. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 11(d) hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights hereunder.

(h) Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(i) Entire Agreement. This Agreement represents the complete agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

(j) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts (including by facsimile or electronically in portable document format), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(k) Termination. The Company’s obligations under this Agreement shall cease with respect to any Holder when such Holder ceases to hold Registrable Securities.

(l) Holdback. In connection with any Underwritten Offerings, each Holder agrees, unless otherwise agreed to by the managing underwriter for any Underwritten Offering pursuant to this Agreement, not to effect any sale or distribution of any Class A Common Stock (except for such Class A Common Stock included in such registration) or securities convertible into or exchangeable or exercisable for Class A Common Stock during the period commencing on the effective date of the registration statement (or the date the registration priced in the case of a Shelf Registration) and continuing for 90 days following such date (plus any additional period of time as may be necessary to comply with applicable regulatory requirements); provided that, notwithstanding the foregoing, such holdback period shall be no longer than the holdback period that such managing underwriter shall require for directors and executive officers of the Company and any releases therefrom granted to any party shall apply to the Holders on a pro rata basis, based on their Beneficial Ownership of shares of Class A/B Common Stock; provided, further, that such restrictions shall not apply to: (i) securities acquired in the public market subsequent to the date of this Agreement and (ii) transfers to Affiliates of such Holder who agree to be bound by the restrictions herein. Each Holder further agrees to enter into any agreement reasonably required by the underwriters or the Company to implement the foregoing within any reasonable timeframe so requested. In order to enforce the “holdback” covenant described in this Section 11(l), the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 11(l) and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of capital stock of each Holder (and the shares or securities of every other Person subject to the foregoing restriction) until the end of each of such period; provided that if any Registrable Securities become freely transferable under the Securities Act, at the written request of any Holder, the Company shall remove (or cause to be removed) any restrictive legends or transfer restrictions regarding the Securities Act from any stock certificate evidencing such Registrable Securities or any account at which such Registrable Securities are held. The underwriters in connection with such registration are intended third party beneficiaries of this Section 11(l) and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY J. ALEXANDER’S HOLDINGS, INC.

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]

THE INVESTOR SHAREHOLDERS

FIDELITY NATIONAL FINANCIAL VENTURES, LLC

By:
Name:
Title:

NEWPORT GLOBAL OPPORTUNITIES FUND AIV-A LP

By:	Newport Global Opportunities GP LP,
its general partner

By:	Newport Global Opportunities GP LLC,
its general partner

By:	Newport Global Advisers LP,
its managing partner

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]

THE OTHER SHAREHOLDERS

By:
Name:
Title:

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to the Registration Rights Agreement]

EXHIBIT A

TO REGISTRATION RIGHTS AGREEMENT

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Joinder”) is made and entered into as of [                    ] by the undersigned (the “New Holder”) in accordance with Section 11(e) of the Registration Rights Agreement by and among J. Alexander’s Holdings, Inc., a Tennessee corporation (including any successor, the “Company”), the Unitholders party thereto and the Holders party thereto, dated as of [                    ] (as the same may be amended, restated or otherwise modified from time to time, the “Registration Rights Agreement”), for the benefit of, and for reliance upon by, the Company, the Unitholders and the Holders. Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

WHEREAS, the New Holder desires to exercise certain rights granted to it under the Registration Rights Agreement; and

WHEREAS, the execution and delivery to the Company of this Joinder by the New Holder is a condition precedent to the New Holder’s exercise of any of its rights under the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the premises and covenants herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the New Holder hereby agrees as follows:

1. Joinder. By the execution and delivery of this Joinder, the New Holder hereby agrees to become, and to be deemed to be, and shall become and be deemed to be, for all purposes under the Registration Rights Agreement, [a Unitholder] [and/or] [a Holder], with the same force and effect as if the New Holder had been an original signatory thereto, and the New Holder agrees to be bound by all of the terms and conditions of, and to assume all of the obligations of, [a Unitholder] [and/or] [a Holder] under, the Registration Rights Agreement. All of the terms, provisions, representations, warranties, covenants and agreements set forth in the Registration Rights Agreement with respect to [a Unitholder] [and/or] [a Holder] are incorporated by reference herein and shall be legally binding upon, and inure to the benefit of, the New Holder.

2. Further Assurances. The New Holder agrees to perform any further acts and execute and deliver any additional documents and instruments that may be necessary or reasonably requested by the Company to carry out the provisions of this Joinder or the Registration Rights Agreement.

3. Binding Effect. This Joinder and the Registration Rights Agreement shall be binding upon, and shall inure to the benefit of, the New Holder and its successors and Permitted Assigns, subject to the terms and provisions of the Registration Rights Agreement. It shall not be necessary in connection with the New Holder’s status as [a Unitholder] [and/or] [a Holder] to make reference to this Joinder.

IN WITNESS WHEREOF, the New Holder has executed this Joinder as of the date first above written.

[NEW HOLDER]

By:
Name:
Title:

Address:

Accepted and agreed:

J. ALEXANDER’S HOLDINGS, INC.

By:
Name:
Title: